UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2012

FREIGHTCAR AMERICA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51237	25-1837219
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two North Riverside Plaza, Suite 1300 Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

(800) 458-2235

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 9, 2012, FreightCar America, Inc. (the “Company”) announced that the Board of Directors (the “Board”) of the Company appointed Andrew B. Schmitt to the Company’s Board as a Class II director, effective October 8, 2012, increasing the total number of directors on the Board to eight. Mr. Schmitt was also appointed to serve on the compensation committee and the nominating and corporate governance committee of the Board. Mr. Schmitt will serve on the Board until the Company’s 2013 annual meeting of stockholders or until his successor shall be duly elected and qualified upon his earlier resignation, death or removal.

The Board determined that Mr. Schmitt is an independent director within the meaning of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder and NASDAQ’s listing standards.

Mr. Schmitt served as the Chief Executive Officer of Layne Christensen Company, which provides water management, construction and drilling services and related products to water, mineral and energy markets, from October 1993 to January 2012 and as President of that company from October 1993 to September 2011. From October 1993 until June 2012, he also served as a director of Layne Christensen. Since September 2003, Mr. Schmitt has been a director of Euronet Worldwide Inc., which provides payment and transaction processing and distribution solutions to financial institutions, retailers, service providers and consumers, and serves on the audit, compensation and nominating and corporate governance committees of Euronet Worldwide Inc.’s board of directors. Prior to his service at Layne Christensen, Mr. Schmitt was a Division President for Baker Hughes and NL Industries Inc. as well as General Manager and Controller for Dorsey Corp. and Hoover Universal, Inc. Mr. Schmitt holds a Bachelor of Science degree from the University of Alabama School of Commerce and Business.

Mr. Schmitt will receive compensation consistent with the Company’s other non-employee directors, which currently includes: $18,750 as a prorated portion of the annual retainer; $1,000 for board meeting attendance; and $1,000 for committee meeting attendance. In addition, upon his appointment, Mr. Schmitt was granted 1,536 shares of restricted stock of the Company in accordance with the terms of the Company’s 2005 Long Term Incentive Plan, which shares will vest on the earlier of (i) May 24, 2013 or (ii) the last trading day before the date of the Company’s 2013 annual meeting of shareholders.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 Press release of FreightCar America, Inc. dated October 9, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FreightCar America, Inc.

Date: October 9, 2012	By:	/s/ Laurence M. Trusdell
	Name:	Laurence M. Trusdell
	Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press release of FreightCar America, Inc. dated October 9, 2012.